UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2005

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On December 19, 2005, the Board of Directors (the “Board”) of NCR Corporation (the “Company”) approved and adopted a Section 16 Officer financial planning program, effective January 1, 2006. Under the program, all of the Company’s “Section 16 officers” will receive a financial planning allowance of twelve thousand dollars ($12,000), which amount will not be grossed-up for tax purposes, to be used for services including financial and tax counseling, estate planning, financial planning related legal services and income tax preparation. The program is an annual program that may be renewed effective January 1 of each calendar year for eligible participants. The Company is not liable for any events or circumstances related to the satisfaction or financial consequences of the program, which may be terminated or amended in whole or in part at any time and for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: December 21, 2005	By:	/s/ Jonathan S. Hoak
Jonathan S. Hoak
Senior Vice President, General Counsel and Secretary